As filed with the Securities and Exchange Commission on November 16, 2021

Registration Nos. 333-253393 and 333-253393-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KITE REALTY GROUP TRUST
KITE REALTY GROUP, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (Kite Realty Group Trust) Delaware (Kite Realty Group, L.P.)	S. Meridian Street Suite 1100 Indianapolis, IN 46204 (317) 577-5600	11-3715772 20-1453863
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Heath R. Fear

Executive Vice President and Chief Financial Officer

Kite Realty Group Trust

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(317) 577-5600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:
David W. Bonser

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TERMINATION OF REGISTRATION

On February 23, 2021, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) filed with the Securities and Exchange Commission this Registration Statement on Form S-3 (Registration Nos. 333-253393 and 333-253393-01), pertaining to the Company’s Common Shares, $0.01 par value, Preferred Shares, $0.01 par value, Depositary Shares, representing Preferred Shares, Warrants and Rights and pertaining to the Operating Partnership’s Debt Securities.

The offering contemplated by the Registration Statement has terminated. In accordance with an undertaking made by the undersigned Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 16, 2021.

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

KITE REALTY GROUP, L.P.
By:	Kite Realty Group Trust, its sole general partner

By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer